ASSIGNMENT AND ASSUMPTION AGREEMENT

      THIS ASSIGNMENT AGREEMENT (this "Agreement"), is made on February 13, 2007, among MAYFLOWER AUTO GROUP, LLC, (the "Assignor") a Delaware limited liability company, DEEP FIELD TECHNOLOGIES, INC. (the "Assignee") a corporation organized under the laws of the State of New Jersey, and CORNELL CAPITAL PARTNERS, L.P. a Cayman Island exempted limited partnership ("Cornell").

      WHEREAS, Cornell is the legal and beneficial owner of a certain 12% Secured Promissory Note dated as of September 15, 2005 in the original principal amount of $ 1,850,000 and that certain 12% Secured Promissory Note dated as September 29, 2006 in the original principal amount of $1,500,000 (collectively referred to as the "Promissory Notes") which were delivered by the Assignor to Cornell;

      WHEREAS, Cornell is a secured party under the Promissory Notes pursuant to that certain security agreement dated September 15, 2005 by and between Cornell and the Assignor and a corresponding UCC-1 filed with the Florida Secured Transaction Registry No.: 200501444449 and that certain pledge and escrow agreement dated September 15, 2005 by and between Cornell and the Assignor (the "Mayflower Pledge Agreement") pursuant to which the Assignor pledged certain Pledged Shares as defined there under (the "Pledged Shares");

      WHEREAS, Assignor desires to assign to Assignee and Assignee desires to accept from Assignor the Promissory Notes and to assume all rights and obligations of the Assignor under the Promissory Notes;

      WHEREAS, the Assignor shall, within twenty (20) calendar days from the date hereof, exchange the Pledged Shares for shares of the Assignee's Common Stock issued pursuant to the Amended and Restated Securities Exchange Agreement by an among the Assignee, Beijing Sino-US Jinche Yingang Auto Technological Services Limited, Beijing Jinche Yingang Automobile Service Center ("Jinche") and a certain other JV Participant named therein dated January 25, 2007 (the "Exchange Agreement") and receive approximately 23,800,000 shares of Common Stock of the Assignee as well as approximately 600,000 Class B shares of Common Stock of the Assignee;

      WHEREAS, within twenty (20) calendar days from the date hereof the Assignor shall deliver to Cornell 6,826,843 shares of Common Stock of the Assignee and 172,105 Class B shares of Common Stock of the Assignee (the "Deepfield Shares") to be held pursuant to the terms of the Mayflower Pledge Agreement in exchange for the Pledged Shares pledged thereto;

      WHEREAS, in order to secure the Assignee's obligations to Cornell pursuant to the Promissory Notes, Jinche shall within twenty (20) calendar days from the date hereof deliver to Cornell 16,973,157 shares of Common Stock of the Assignee and 427,895 Class B shares of Common Stock of the Assignee (the "Jinche Deepfield Shares") to be held pursuant to the terms of the Mayflower Pledge Agreement which has be amended and restated on the date hereof in order to include Jinche as a pledgor thereunder;

      WHEREAS, Assignee desires to provide Cornell a security interest in the assets of the Assignee pursuant to the Security Agreement dated August 13, 2004 by an between the Assignee and Cornell (the "Security Agreement") and the UCC-1 filed with the Nevada Secretary of State UCC Division document file no.:
2004025876-4  and New Jersey  Department  of Treasury  UCC  Section  filing no.:
2253737-9 (collectively referred to as the "UCC") on the basis of the representations, warranties and agreements contained in this Agreement, and upon the terms but subject to the conditions set forth herein; and

      WHEREAS, Cornell consents to the assignment of the Promissory Notes, the assumption of the rights and obligations there under, including the Security Agreement and the UCC, by the Assignor, the pledge of the Deepfield Shares in exchange for the Pledged Shares pursuant to the Pledge Agreement and amendment and restatement of the Mayflower Pledge Agreement to include Jinche as a Pledgor there under and the receipt of the Jinche Deepfield Shares on the basis of the representations, warranties and agreements contained in this Agreement, and upon the terms but subject to the conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

      1. Assignment. Pursuant the Exchange Agreement the Assignor has agreed to assign and the Assignee has agreed to assume the liabilities under the Promissory Notes and be bound by the terms there under. Upon assumption of the Promissory Notes, the Assignee will assume all of the rights and obligations of the Assignor there under, provide to Cornell a security interest pursuant to the Security Agreement and the UCC.

      2. Issuance of Securities. Upon execution hereof if requested by Cornell Cornell shall surrender the Promissory Notes to the Assignee for re-issuance by the Assignee of Promissory Notes. Furthermore Cornell shall surrender to the Assignee the Pledged Shares in exchange for the Deepfield Shares which shall be delivered to Cornell within twenty (20) calendar days from the date hereof.

      3. Amended and Restated Mayflower Pledge Agreement. On the date hereof the Mayflower Pledge Agreement has been amended and restated to include Jinche as a pledgor there under and provide for the pledging of the Jinche Deepfield Shares which shall be delivered to Cornell within twenty (20) calendar days from the date hereof.

      4. Additional Documents. The Assignor agrees to take such further action and to execute and deliver, or cause to be executed and delivered, any and all other documents which are, in the opinion of Cornell or its counsel, necessary to carry out the terms and conditions of this Assignment.

      5. Warrants. Upon the execution hereof the Assignee will issue to Cornell a warrant to purchase twenty five million (25,000,000) shares of the Assignee's common stock at an exercise price of Ten Cents ($0.10) per share for a period of five (5) years, a warrant to purchase ten million (10,000,000) shares of the Assignee's common stock at an exercise price of Fifteen Cents ($0.15) per share for a period of five (5) years, a warrant to purchase seven million five hundred thousand (7,500,000) shares of the Assignee's common stock at an exercise price of Twenty Cents ($0.20) per share for a period of five (5) years, a warrant to purchase six million (6,000,000) shares of the Assignee's common stock at an exercise price of Twenty Five Cents ($0.25) per share for a period of five (5) years and a warrant to purchase five million eight hundred thirty three thousand three hundred thirty three (5,833,333) shares of the Assignee's common stock at an exercise price of Thirty Cents ($0.30) per share for a period of five (5) years.

      6. Board Meeting. Cornell acknowledges within ten (10) business days following the closing of the Exchange Agreement the Board of Director's of the Assignee will hold a meeting in order to among other issues vote on the conversion of the Promissory Notes into convertible debentures in the form attached hereto as Exhibit A.

      7. Effective Date and Counterpart Signature. This Agreement shall be effective as of the date first written above. This Agreement, and acceptance of same, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Confirmation of execution by telex or by telecopy or telefax of a facsimile signature page shall be binding upon that party so confirming,

      8. Representations and Warranties of the Assignor.

      (a) Organization; Authority. The Assignor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations there under, and the execution, delivery and performance by the Assignor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Assignor. This Agreement, when executed and delivered by the Assignor, will constitute a valid and legally binding obligation of the Assignor, enforceable against the Assignor in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.

      (b) No Conflicts; Advice. Neither the execution and delivery of the this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Assignor is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Assignor is a party. The Assignor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the Assignment of the Promissory Notes.

      (c) No Litigation. There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Assignor, threatened against the Assignor which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

      (d) Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other Person is required for the valid authorization, execution, delivery and performance by the Assignor of this Agreement and the consummation of the transactions contemplated hereby.

      9. Representations and Warranties of the Assignee.

      (a)Organization; Authority. The Assignee is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder, and the execution, delivery and performance by the Assignee of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Assignee. This Agreement, when executed and delivered by the Assignee, will constitute a valid and legally binding obligation of the Assignee, enforceable against the Assignee in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.

      (b) No Conflicts; Advice. Neither the execution and delivery of the this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Assignee is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Assignee is a party. The Assignee has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the acceptance of the Assignment of the Promissory Notes, issuance of the Deepfield Shares and providing Cornell a security interest pursuant to the Security Agreement and the UCC.

      (c) No Litigation. There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Assignee, threatened against the Assignee which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.

      (d) Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other Person is required for the valid authorization, execution, delivery and performance by the Assignee of this Agreement and the consummation of the transactions contemplated hereby.

      10. Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. EACH PARTY AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE BROUGHT IN A U.S. FEDERAL OR STATE COURT OF COMPETENT JURISDICTION SITTING IN THE HUDSON COUNTY, IN THE STATE OF NEW JERSEY. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION OF SUCH COURT AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY DEFENSE OF AN INCONVENIENT FORUM OR A LACK OF PERSONAL JURISDICTION TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING AND ANY RIGHT OF JURISDICTION OR VENUE ON ACCOUNT OF THE PLACE OF RESIDENCE OR DOMICILE OF ANY PARTY HERETO. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

      11. Amendments. No provision hereof may be waived or modified other than by an instrument in writing signed by the party against whom enforcement is sought.

      12. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                     [SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

ASSIGNOR:

MAYFLOWER AUTO GROUP, LLC


By:
   ---------------------------------------------
Name:    Scott Cray
Title:   Managing Member

ASSIGNEE:

DEEP FIELD TECHNOLOGIES, INC.


By:______________________________________________
Name:    Fred Griffin
Title:   Chief Financial Officer

BEIJING JINCHE YINGANG
AUTOMOBILE SERVICE CENTER*

By:   ____________________________________________
Name:    Guisan Pang
Title:   Chairman

CORNELL CAPITAL PARTNERS, L.P.

BY:      YORKVILLE ADVISORS, LLC
ITS:     GENERAL PARTNER

By:
   ---------------------------------------------
Name:    Mark Angelo
Title:   President and Portfolio Manager




* Executed exclusively with regard to the 6th Whereas Clause and paragraph 3 herein.

                                    Exhibit A